UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

Grayscale Litecoin Trust (LTC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56310	82-6868171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Litecoin Trust (LTC) Shares	LTCN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 25, 2025, Grayscale Investments Sponsors, LLC, the sponsor (the “Sponsor”) of Grayscale Litecoin Trust (LTC) (the “Trust”) solicited the consent of the shareholders of the Trust (the “Consent Solicitation”) to approve four proposals to amend the Amended and Restated Declaration of Trust and Trust Agreement (as amended, the “Trust Agreement”) between the Sponsor and CSC Delaware Trust Company, the trustee (the “Trustee”) of the Trust, all of which were approved by the requisite majority of outstanding shares held by the Trust’s shareholders as of the record date for the Consent Solicitation. The proposals are described in more detail in the Consent Solicitation Statement.

Proposal 1:

The proposal to approve amendments to the Trust Agreement providing the Trust with alternative procedures for the creation and redemption of Baskets (as defined in the Trust Agreement) (“Proposal 1”) was approved based on the following votes:

For	Against	Abstain
1,840,029	1,066,928	91,140

Proposal 2:

The proposal to approve amendments to the Trust Agreement providing that the Sponsor’s Fee (as defined in the Trust Agreement) be payable to the Sponsor daily in arrears (“Proposal 2”) was approved based on the following votes:

For	Against	Abstain
1,176,240	1,777,753	44,104

Proposal 3:

The proposal to approve amendments to the Trust Agreement permitting a portion of the Trust Estate (as defined in the Trust Agreement) to be held from time to time in one or more omnibus accounts in order to facilitate the creation and redemption of shares of the Trust (“Proposal 3”) was approved based on the following votes:

For	Against	Abstain
1,853,320	1,104,356	40,421

Proposal 4:

The proposal to approve amendments to the Trust Agreement providing the Sponsor with the ability to make (i) certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders and (ii) certain other restatements, amendments or supplements to the Trust Agreement only if certain conditions set forth in the amendments relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied (“Proposal 4” and, together with Proposal 1, Proposal 2 and Proposal 3, the “Proposals”), was approved based on the following votes:

For	Against	Abstain
835,865	2,117,260	44,972

As described in the Consent Solicitation Statement, under the terms of the Trust Agreement, any shareholders that did not, within twenty (20) calendar days of the date of the Consent Solicitation Statement, notify the Sponsor in writing that they objected to one or more of the Proposals were deemed to consent to each of the Proposals. As such, in the aggregate, shareholders holding 95.60% of the Trust’s outstanding shares consented to Proposal 1, shareholders holding 92.67% of the Trust’s outstanding shares consented to Proposal 2, shareholders holding 95.45% of the Trust’s outstanding shares consented to Proposal 3 and shareholders holding 91.27% of the Trust’s outstanding shares consented to Proposal 4.

A sufficient number of shareholders consented to approve the Proposals described above by 4:00 p.m., New York City time, on October 15, 2025. As a result, the Consent Solicitation, and the period during which consents could be revoked, concluded as of 4:00 p.m., New York City time, on October 15, 2025.

At such time as the Sponsor and the Trustee are ready to implement one or more of the above proposals, such proposals will be incorporated into an amendment to the Trust Agreement which will be executed by the Sponsor and the Trustee and made effective on a day to be selected by them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Litecoin Trust (LTC)

Date:	October 21, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.